Exhibit 10.5

EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of March 11, 2011, by and among Bay Peak 1 Opportunity Corp., a Nevada corporation ( “Bay Peak”), David Steele (the “Investor Representative”), and Deutsche Bank National Trust Company, a national banking association (the “Escrow Agent”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Make Good Side Letter (as defined below).

WHEREAS, Cheung So Wa and Chan Sun Kueng (each a “Company Shareholder” and together the “Company Shareholders”), Bay Peak and the investors listed on Schedule A thereto have entered into an Investor Make Good Side Letter dated even date herewith (the “Make Good Side Letter”) to which the Escrow Agent is not a party.

WHEREAS, pursuant to the Make Good Side Letter, on behalf of the Company Shareholders Bay Peak has agreed to deposit 4,000,000 shares of Bay Peak common stock issued to the Company Shareholders pursuant to the Share Exchange Agreement, dated March 11, 2011, made by and among Bay Peak, Cory Roberts, David Steele and Christopher E. Jensen, the Company Shareholders, and Hongri International Holdings Limited, a British Virgin Islands company (the “Share Exchange Agreement”) into an escrow account (the “Escrow Account”) with the Escrow Agent in the proportions set forth in Schedule A hereto to be held and distributed by the Escrow Agent on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
ESTABLISHMENT OF ESCROW

1.1 On behalf of the Company Shareholders, Bay Peak hereby deposits with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, an aggregate of 4,000,000 shares of Bay Peak common stock held in the name of the Company Shareholders on the books and records of Bay Peak in the respective amounts set forth on Schedule A hereto (the “Escrowed Shares”), which shall serve as the Escrowed Shares for purposes of Section 1(f) of the Make Good Side Letter and as the source of payment for the 2010 Make Good Shares and 2011 Make Good Shares (the “Make Good Shares”), if any, as required by Section 1(a) and Section 1(b) of the Make Good Side Letter. The Escrow Shares shall be held in the Escrow Account until release in accordance with ARTICLE II.

1.2 During the term of this Agreement, the Escrow Agent shall have the exclusive authority, as attorney-in-fact for the Company Shareholders, to transfer the Escrowed Shares in accordance with the terms and conditions of this Agreement. For so long as the Escrowed Shares are held by the Escrow Agent, the Company Shareholders shall not be permitted to transfer, sell, assign, pledge, convey in trust, give or otherwise dispose of any of the Escrowed Shares, whether voluntarily or by operation of law, directly or indirectly. Bay Peak shall be entitled to rely on this Section 1.2 and may take any action necessary to carry out the terms of this Agreement, including halting the transfer of any of the Escrowed Shares in violation of this Agreement.

1.3 The Company Shareholders shall deliver to the Escrow Agent two (2) Assignments Separate From Certificate in the form attached hereto as Exhibit A (the “Assignment Certificates”), executed in blank, which shall be sufficient to allow the Escrow Agent to give effect to a transfer of the Escrowed Shares to the Financing Investors, or their designees, in accordance with ARTICLE II. The Company Shareholders agree to deliver any additional Assignment Certificates, or alternative forms of transfer agreements, as reasonably requested by the Escrow Agent to effect the transactions contemplated hereby.

ARTICLE II
DISBURSEMENTS FROM THE ESCROW ACCOUNT

2.1 Upon receipt of (a) joint written instructions from the Investor Representative and Bay Peak as to the disposition of the Escrowed Shares, (b) written evidence of Actual 2010 Net Income or Actual 2011 Net Income from the Company Accountant (or the Independent Auditor, as the case may be) indicating Make Good Shares are due to the Financing Investors pursuant to Section 1(a) or Section 1(b) of the Make Good Side Letter, (c) an order of arbitrator pursuant to Section 7.3, or (d) an order of a court having jurisdiction over the matter that is final and not subject to further court proceedings or appeal, the Escrow Agent shall distribute the Escrow Shares in accordance with such provisions, instructions, evidence, or order. The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the presenting party to the effect that an order delivered to it pursuant to clause (d) of the prior sentence is final and not subject to further court proceedings or appeal and from a court having jurisdiction over the matter.

2.2 If Make Good Shares are due to Financing Investors pursuant to Section 1(a) or Section 1(b) of the Make Good Side Letter, the Investor Representative shall calculate the number of Make Good Shares to be distributed to such Financing Investors in accordance with Section 1(a) or Section 1(b) of the Make Good Side Letter. The Investor Representative shall deliver to the Escrow Agent appropriate instructions regarding the distribution of the Make Good Shares, and the Escrow Agent shall be entitled to rely on those instructions and shall, by delivering the Assignment Certificates, direct Bay Peak to transfer such Make Good Shares to the appropriate Financing Investors as instructed by the Investor Representative.

2.3 After (i) the Actual 2011 Net Income amount has been delivered to the Escrow Agent in accordance with the terms of Section 1 of the Make Good Letter, and (ii) all required disbursements from the Escrow Account have been made, any Escrowed Shares remaining in the Escrow Account shall be distributed to the Company Shareholders in accordance with their respective pro-rata interests in the Escrow Account (which shall be proportionate the number of Escrowed Shares contributed by each Company Shareholder as set forth on Schedule A).

ARTICLE III
DUTIES OF ESCROW AGENT

3.1 The Escrow Agent shall perform such duties and obligations as are set forth herein in accordance with the terms and provisions of this Agreement.

3.2 The Escrow Agent shall (i) safeguard and treat the Escrow Account as a trust fund in accordance with the provisions of this Agreement, and shall hold the Escrow Account separate and apart from any other accounts of any other person and (ii) hold and dispose of the securities and other property held in the Escrowed Account only in accordance with the terms and provisions of this Agreement.

3.3 Any (i) shares of Bay Peak common stock or other equity securities issued or distributed by Bay Peak (including shares issued upon a stock split) in respect of the Escrowed Shares, (ii) any dividends or other distributions made on account of the Escrowed Shares, and (iii) any interest or other income accrued on account of any such distributions on such Escrowed Shares, (collectively “Distributions”) shall be added to the Escrow Account and become a part thereof. Any Distributions shall be considered part of the Escrowed Shares and the Escrow Agent shall distribute any such Distributions attributable to the Escrowed Shares in connection with the transfer or disbursement of any Escrowed Shares.

3.4 To the extent that there is cash in the Escrow Account, the Escrow Agent may invest any such cash in its discretion in (a) marketable obligations of, or fully and directly guaranteed by, the United States, which obligations have a maturity of not more than 90 days; or (b) money market funds registered under the Investment Company Act of 1940, as amended from time to time (the “1940 Act”), the portfolios of which are limited to Government Securities (as defined in the 1940 Act).

3.5 The Escrow Agent shall not be responsible to By Peak or the Investor Representative or any other person or entity for any loss or liability arising in respect of any directed investment except to the extent that such loss or liability arose from the Escrow Agent's gross negligence or willful misconduct.

3.6 Each Company Shareholder shall have voting rights with respect to the Escrowed Shares unless and until such shares have been transferred to another party pursuant to this Agreement.

ARTICLE IV
COMPENSATION; EXPENSES

4.1 As compensation for its services to be rendered under this Agreement, the Escrow Agent shall receive a fee and shall be reimbursed upon request for all expenses, disbursements and advances incurred or made by it in connection with the carrying out of its duties under this Agreement as set forth in Exhibit B hereto (the "Fee Schedule"). Bay Peak and the Investor Representative hereby agree to the terms set forth in the Fee Schedule and agree that each shall pay half of the fees and expenses of the Escrow Agent.

ARTICLE V
EXCULPATION AND INDEMNIFICATION

5.1 The obligations and duties of the Escrow Agent are confined to those specifically set forth in this Agreement.

5.2 The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act done or omitted to be done by the Escrow Agent pursuant to the advice of its attorneys shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent.

5.3 In the event the Escrow Agent is notified of any dispute, disagreement or legal action between Bay Peak and the Investor Representative and any third party relating to or arising in connection with the escrow, the Escrowed Shares, or the performance of the Escrow Agent's duties under this Agreement, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, it may require. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized, at its option, to deposit with the clerk of the Court all documents and funds held in escrow, except all costs, expenses, charges, and reasonable attorneys' fees incurred by the Escrow Agent due to the interpleader action and which Bay Peak and the Investor Representative agree to pay one-half each. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

5.4 Bay Peak and the Investor Representative hereby agree, jointly and severally, to indemnify and hold the Escrow Agent, and its directors, officers, employees, and agents, harmless from and against all costs, damages, judgments, attorneys' fees for outside counsel, expenses, obligations and liabilities of every kind and nature which the Escrow Agent, and its directors, officers, employees, and agents, may incur, sustain, or be required to pay in connection with or arising out of this Agreement, unless the aforementioned results from the Escrow Agent's gross negligence or willful misconduct, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorneys' fees, expenses, obligations, and liabilities. The costs and expenses of enforcing this right of indemnification also shall be paid one-half each by Bay Peak and the Investor Representative. The foregoing indemnities in this paragraph shall survive the resignation or substitution of the Escrow Agent or the termination of this Agreement.

ARTICLE VI
RESIGNATION OF ESCROW AGENT

6.1 The Escrow Agent may resign at any time upon giving at least sixty (60) days prior written notice to Bay Peak and the Investor Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Bay Peak and the Investor Representative shall use their best efforts to select a successor escrow agent within sixty (60) days after receiving such notice. If Bay Peak and the Investor Representative fail to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon delivery of such instrument, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1 Termination. This Agreement shall automatically terminate if and when all amounts in the Escrow Account (including all the securities deposited into the Escrow Account) shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement; provided, however, that the rights and obligations of the parties hereto shall survive the termination hereof.

7.2 Further Instruments. In the event that the Escrow Agent reasonably requires other further instruments in connection with its performance of its duties and obligations hereunder, Bay Peak and the Investment Representative shall use their commercially reasonably best efforts to join in furnishing such instruments.

7.3 Arbitration. The parties hereto agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach thereof, shall be finally settled by binding arbitration in the State of Nevada under the then current rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such rules. The arbitrator may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrator, shall be final, conclusive and binding on the parties to the arbitration. The Escrow Agent shall be entitled to rely on any arbitrator’s decision. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator shall have no authority to award, punitive or exemplary damages against any party. The costs of the arbitration, including administrative and arbitrator's fees, shall be shared equally between Bay Peak and the Investor Representative. Each party shall bear the cost of its own attorneys' fees and expert witness fees.

7.4 Notice. All notices required by this Agreement shall be in writing and shall be deemed to have been received (a) immediately if sent by facsimile transmission or email (with a confirming copy sent the same Business Day by registered or certified mail), or by hand delivery (with signed return receipt), or (b) the next Business Day if sent by nationally recognized overnight courier, in any case to the respective addresses as follows:

To Investor		With a copy
Representative		to:
:	David Steele		Adam Hornung
	3111 Del Rio Drive		Scudder Law Firm, P.C., L.L.O.
	North Vancouver, BC V7N 4C3		411 S. 13th Street, Suite 200
	Telephone: 604-980-8407		Lincoln, NE 68508
	Fax:		Telephone: 402-435-3223
	Email: steeledave@shaw.ca		Fax: 402-435-4239
Email: ahornung@scudderlaw.com

To Bay Peak:		With a copy
	Bay Peak 1 Opportunity Corp.	to:	Thomas Shoesmith
	169 Bolsa Avenue		Pillsbury Winthrop Shaw Pittman LLP
	Mill Valley, CA 94941		2475 Hanover Street
	Telephone: 480-320-4734		Palo Alto, CA
	Fax:		Telephone: 650-233-4553
	Email:		Fax: 650-233-4545
Email: thomas.shoesmith@pillsburylaw. com

To the Escrow
Agent:	Deutsche Bank National Trust Company
101 California Street, 47th Floor
San Francisco, CA 94111
Attention: Raafat A Sarkis
Telephone: 415-617-2801
Fax: 415-617-2801
Email: raafat.sarkis@db.com

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its choice of law provisions.

7.6 Tax Reporting Information. For purposes of income tax reporting, the Escrow Agent will allocate any such interest or other income paid on the Escrow Funds to the party to whom the Escrow Funds are released. The party to whom any such interest or other income is so allocated shall treat and report such interest or other income as income to it on all tax returns filed by such party. Each of Bay Peak and the Investor Representative agrees to complete, sign and return a Form W-9 and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any payment made by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service. The sole tax reporting obligations of the Escrow Agent shall be (a) to file Form 1099 INT with the Internal Revenue Service with respect to any interest income earned on the Escrow Funds by the party receiving such interest income and to provide a copy thereof to Bay Peak and the Investor Representative or (b) to file Form 1099B and 1099INT with the Internal Revenue Service with respect to amounts paid to the party receiving such interest income and to provide copies thereof to Bay Peak and the Investor Representative.

7.7 Automatic Succession. Any entity into which the Escrow Agent may be merged or with which it may be consolidated, or any entity to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

7.8 Amendment and Modification. Bay Peak and the Investor Representative and the Escrow Agent may amend, modify, and/or supplement this Agreement as they may mutually agree in writing.

7.9 Severability. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.11 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

INVESTOR REPRESENTATIVE:

By: /s/ David Steele
Name: David Steele
Title:

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BAY PEAK 1 OPPORTUNITY CORP. :

By: /s/ Christopher Jensen
Name: Christopher Jensen
Title: Secretary

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ESCROW AGENT:

DEUTSCHE BANK NATIONAL TRUST COMPANY

By: /s/ Raafat A. Sarkis
Name: Raafat A. Sarkis
Title: Vice President

By: /s/ Loyce G. Harrison
Name: Loyce G. Harrison
Title: Vice President

Schedule A

ESCROWED SHARES

Name of Company Shareholder	Number of Escrowed Shares Deposited
Cheung So Wa	1,200,000
Chan Sun Kueng	2,800,000
Total	4,000,000

EXHIBIT A

Assignment Separate from Certificate

For value received, the undersigned hereby assigns and transfers the fully paid and non-assessable shares of Common Stock, par value $0.0001 per share of Bay Peak 1 Opportunity Corp., a Nevada corporation (the “Company”), standing in the name of the undersigned on the books and records of the Company to the individuals noted in the table below the number of shares set across from such individual’s name.

The undersigned does hereby irrevocably constitute and appoint Deutsche Bank National Trust Company (or its assigns) as its attorney-in-fact to transfer said stock on the books and records of the Company with full power of substitution in the premises.

Name of Transferee	Number of Shares Transferred

Dated:___________________

[Company Shareholder]

________________________________

Deutsche Bank National Trust Company
Trust & Securities Services

Exhibit B
Bay Peak 1 Opportunity Corp./ David Steele Stock
Escrow Agreement

Our fees to serve as Escrow agent are calculated as follows:

Acceptance fee:	Waived
This one time charge is payable at the time of the closing and includes the review and execution of the agreements and all documents submitted in support thereof and establishment of accounts.

Escrow Agent Administrative Fee	$2,500

This annual fee covers escrow agent duties and responsibilities related to account administration and servicing for the life of the account, which may include maintenance of accounts on various systems, custody and securities servicing, vault services, paying agent duties, reporting, etc. This fee is payable in advance and shall not be prorated.

Miscellaneous Fees

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in DBNTC’s sole discretion. These extraordinary services may include, but are not limited to: proxy dissemination/tabulation, customized reporting and/or procedures, required tax reporting (1099/1042), electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

Office Information
Office Name and Address:	Deutsche Bank National Trust
Company
101 California Street, 47th floor
San Francisco, CA 94111

Administrator Contact Person	Raafat Sarkis, Vice President
Telephone Number:	(415) 617-2801
Fax Number:	(415) 617-4280
E-mail:	raafat.sarkis@db.com

March 4, 2011
Private and Confidential

Deutsche Bank National Trust Company
Trust & Securities Services

A. Review Period:

  This proposal is subject to satisfactory documentation review of the transaction as well as our own internal credit, conflict and approval process for both new transactions and new clients.
  All documentation will be subject to California law, unless otherwise specified in the governing documents.
  We reserve the right to consult legal counsel during documentation review. In the event legal charges are incurred, these charges are your sole responsibility.
  If this transaction should fail to close for reasons beyond our control, we reserve the right to charge our acceptance fee plus reimbursement for legal fees and costs associated with due diligence on the transaction.

B. Disclosures:

  We reserve the right to review our fee arrangement should circumstances warrant.
  You are responsible for extraordinary expenses and fees for the performance of services not contemplated at the time of the execution of the documents or not specifically covered in the agreement or fee schedule. Such extraordinary fees and expenses include, but are not limited to, those arising from Bondholder meetings, activities relating to default and workout situations, travel and travel-related expenses, and amendments and releases.
  Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell money market mutual funds (“MMF”) shares with the MMF provider(s) or their agents.
  Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell deposits, securities and other financial instruments with Deutsche Bank Securities, Inc. (DBSI), our affiliated registered broker-dealer.
  If you choose to invest in a proprietary MMF, we and/or our affiliates may earn investment management fees and other fees associated with these MMFs, as disclosed in the relevant MMF’s prospectus, in addition to the charges quoted above. Also, we have entered into agreements with certain MMFs, including proprietary MMFs, or their agents, to provide shareholder services to those MMFs. We are paid a fee by the MMFs for providing these shareholder services that, calculated on an annual basis, does not exceed 80 basis points per annum of the average daily balance of the amount of your investment in these MMFs. Qualified Funds are those MMFs that pay incentive payments to us and, in some cases, are part of our automated internal trade order entry system. We also make available other MMFs that are not Qualified Funds. Please note, however, that the transaction charges described above apply to each transaction in these MMFs. We may receive other compensation from the advisers to or other affiliates of the MMFs.
  If you choose to use other services provided by any of our affiliates, we may be allocated a portion of the fees earned.
  We will provide periodic account statements describing transactions executed for your account(s). Confirmations of trades will be available upon your request at no additional charge.
  Shares of MMFs are not deposits or obligations of, or guaranteed by, us or any of our affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. Government. Investments in the MMFs involve the possible loss of principal. Please read the prospectus carefully before investing.
March 4, 2011
Private and Confidential

Deutsche Bank National Trust Company
Trust & Securities Services

  For multi-currency financing arrangements, we may also place orders to buy/sell currencies with any of our affiliates. These transactions (for which normal and customary spreads may be earned) will be executed by such affiliates on a principal basis solely for your account(s) and without recourse to us or any such affiliates.

C. Important Information about Procedures for Opening a New Account

To help fight the funding of terrorism and money laundering activities, Deutsche Bank obtains, verifies, and records information that identifies individuals or entities that establish a relationship or open an account with DB. What this means: We will ask for the name, address, tax identification number and other information that will allow us to identify the individual or entity who is establishing the relationship or opening the account. We may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

..

March 4, 2011
Private and Confidential